UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 30, 2011
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DOVER CORPORATION
(Exact Name of Registrant as Specified in Charter)
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Delaware (State or other Jurisdiction of Incorporation)	1-4018 (Commission File Number)	53-0257888 (I.R.S. Employer Identification No.)

3005 Highland Parkway, Suite 200 Downers Grove, Illinois (Address of Principal Executive Offices)	60515 (Zip Code)

(630) 541-1540
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)
______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 30, 2011, Dover Corporation (the “Company”), in connection with the realignment of its operating units discussed below, announced the promotion of Jeffrey Niew and John Hartner as the presidents of the new business segments, Communication Technologies and Printing & Identification, respectively.  The Company also announced the retirement of David Van Loan after 30 years with the Company and its subsidiaries.

Item 8.01 Other Information

Effective as of the Company's fourth quarter 2011 financial results, the Company has realigned its operating units into four business segments which will be organized around key end-markets. The four segments are as follows:

    COMMUNICATION TECHNOLOGIES
    ENERGY
    ENGINEERED SYSTEMS
    PRINTING & IDENTIFICATION

The Engineered Systems segment is comprised of two platforms, Fluid Solutions and Refrigeration & Industrial.

Attached hereto as Exhibit 99.1 is the Company’s press release dated November 30, 2011, announcing the realignment.  Annual unaudited financial information for the years 2008 to 2010 and quarterly unaudited financial information for the years 2010 and 2011 reflecting the Company’s new reporting business segments are included in the press release.

Item 9.01 Financial Statements and Exhibits
(a)	Financial statements of businesses acquired. Not applicable.
(b)	Pro forma financial information. Not applicable.
(c)	Shell company transactions. Not applicable.
(d)	Exhibits. The following exhibits are furnished as part of this report: 99.1 Press Release of Dover Corporation, dated November 30, 2011.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 30, 2011	DOVER CORPORATION
(Registrant)

	By:	/s/ Joseph W. Schmidt
Joseph W. Schmidt
Senior Vice President, General Counsel & Secretary

EXHIBIT INDEX

Number	Exhibit
99.1	Press Release of Dover Corporation, dated November 30, 2011.